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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

        The following is a list of all subsidiaries, wholly owned except where noted, owned by the Registrant or one or more of its other subsidiaries at July 31, 2004:

Corporate Name of Subsidiary	State or Country of Incorporation
Veritas DGC Asia Pacific Ltd.	Delaware, U.S.A.
Veritas DGC Land Inc	Delaware, U.S.A.
Veritas Geophysical Corporation	Delaware, U.S.A.
Viking Maritime Inc.	Delaware, U.S.A.
Euroseis, Inc	Delaware, U.S.A.
Alitheia Resources Inc.	Delaware, U.S.A.
Veritas Geophysical (Mexico) L.L.C	Delaware, U.S.A.
Veritas Investments Inc.	Delaware, U.S.A.
Veritas Energy Services Inc	Alberta, Canada
Veritas Energy Services Partnership	Alberta, Canada
Veri-Illuq Geophysical Ltd. (49% owned)	Alberta, Canada
Veritas MacKenzie Delta Ltd.	Alberta, Canada
Time Seismic Exchange Ltd.	Alberta, Canada
Time Seismic Leasing Ltd.	Alberta, Canada
Hampson Russell GP Inc.	Alberta, Canada
Hampson Russell Limited Partnership	Alberta, Canada
Veritas Geophysical (Canada) Corporation	Nova Scotia, Canada
Yamoria Geophysical, Ltd. (49% owned)	NW Territories, Canada
Veritas DGC Australia Pty. Ltd.	Australia
Guardian Data Seismic Pty Limited	New South Wales, Australia
Veritas do Brasil Ltda.	Brazil
Veritas DGC (B) Sdn. Bhd.	Brunei
Veritas Geophysical I	Cayman Islands
Veritas Geophysical II	Cayman Islands
Veritas Geophysical III	Cayman Islands
Veritas Geophysical IV	Cayman Islands
VGS Holdings (Cayman) Inc.	Cayman Islands
VGS Inc.	Cayman Islands
VTS Offshore I, LLC	Cayman Islands
VTS Offshore II, LLC	Cayman Islands
Exploraciones Geofisicas Veritas Geophysical Chile Limitada	Chile
Veritas Geophysical (France) SARL	France
Veritas DGC Land Guatemala S.A.	Guatemala
HOT Engineering KMSZ KFT	Hungary
HOT Engineering Gmbh	Austria
P.T. Veritas DGC Mega Pratama (80% owned)	Indonesia
Veritas DGC (Malaysia) Sdn. Bhd. (70% owned)	Malaysia
Veritas DGC (Mexico) S. de R.L. de C.V.	Mexico
Veritas Servicios Geofisicos S. de R.L. de C.V.	Mexico
Veritas Servicios Technicos S. de R.L. de C.V.	Mexico
Veritas Energy Services (Nigeria) Limited	Nigeria
Digicon (Nigeria) Ltd. (60% owned)	Nigeria
Veritas Geophysical (Nigeria) Limited (60% owned)	Nigeria
Veritas Geophysical Services (Norway) AS	Norway
Veritas DGC Singapore Pte. Ltd.	Singapore
Veritas DGC Limited	United Kingdom
Veritas Geoservices Ltd. SA	Venezuela
Digicon de Venezuela, C.A	Venezuela

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  EXHIBIT 21